Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	Barclays Capital Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Barclays Capital Inc.; Citigroup Global Markets Inc.; KeyBanc Capital Markets Inc.; Macquarie Capital (USA) Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC
Name of Issuer:	TerraForm Power Inc
Title of Security:	TERRAFORM POWER, INC.
Date of First Offering:	01/16/2015
Dollar Amount Purchased:	24,813,180
Number of Shares or Par Value of Bonds Purchased:	846,000
Price Per Unit:	29.33
Resolution Approved:  	Approved at the June 11, 2015 Board Meeting.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	Citigroup Global Markets Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Fifth Third Securities, Inc.; The Huntington Investment Company; J.P. Morgan Securities LLC; KeyBanc Capital Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mitsubishi UFJ Securities (USA), Inc.; Mizuho Securities USA Inc.; Morgan Stanley & Co.
LLC; RBC Capital Markets, LLC; Scotia Capital (USA) Inc.; Wells Fargo Securities, LLC
Name of Issuer:	Columbia Pipeline Partners LP
Title of Security:	COLUMBIA PIPELINE PARTNERS LP
Date of First Offering:	02/06/2015
Dollar Amount Purchased:	28,669,500
Number of Shares or Par Value of Bonds Purchased:	1,246,500
Price Per Unit:	23.00
Resolution Approved:  	Approved at the June 11, 2015 Board Meeting.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	Barclays Capital Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Barclays Capital Inc.; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mizuho Securities USA Inc.; Morgan Stanley & Co. LLC; PNC Capital Markets LLC; RBC Capital Markets, LLC; Scotia Capital (USA) Inc.; Wells Fargo Securities, LLC
Name of Issuer:	Phillips 66 Partners LP
Title of Security:	PHILLIPS 66 PARTNERS LP
Date of First Offering:	02/18/2015
Dollar Amount Purchased:	23,746,712
Number of Shares or Par Value of Bonds Purchased:	314,526
Price Per Unit:	75.50
Resolution Approved:  	Approved at the June 11, 2015 Board Meeting.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	Wells Fargo Securities, LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Ladenburg Thalmann & Co. Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mitsubishi UFJ Securities (USA), Inc.; Oppenheimer & Co. Inc.; PNC Capital Markets LLC; RBC Capital Markets, LLC; Scotia Capital (USA) Inc.; SunTrust Robinson Humphrey, Inc.; USCA Securities LLC; Wells Fargo
Securities, LLC
Name of Issuer:	EQT Midstream Partners LP
Title of Security:	EQT MIDSTREAM PARTNERS LP
Date of First Offering:	03/12/2015
Dollar Amount Purchased:	7,332,252
Number of Shares or Par Value of Bonds Purchased:	96,477
Price Per Unit:	76.00
Resolution Approved:  	Approved at the June 11, 2015 Board Meeting.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	Citigroup Global Markets Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; Robert W. Baird & Co. Inc.; Scotia Capital (USA) Inc.; Stifel, Nicolaus & Company, Inc.; Tudor, Pickering, Holt & Co. Securities, Inc.; USCA Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:	Tallgrass Energy GP LP
Title of Security:	TALLGRASS ENERGY GP, LP
Date of First Offering:	05/07/2015
Dollar Amount Purchased:	12,356,378
Number of Shares or Par Value of Bonds Purchased:	426,082
Price Per Unit:	29.00
Resolution Approved:  	Approved at the June 11, 2015 Board Meeting.

Name of Fund:	Goldman Sachs MLP Energy Infrastructure Fund
Name of Underwriter or Dealer Purchased From:	Barclays Capital Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Ladenburg Thalmann & Co. Inc.; Merrill Lynch, Pierce,
Fenner & Smith, Inc.; Mitsubishi UFJ Securities (USA), Inc.; Oppenheimer & Co. Inc.; PNC Capital Markets LLC; RBC Capital Markets, LLC; Scotia Capital (USA) Inc.; SunTrust Robinson Humphrey, Inc.; USCA Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:	EQT GP Holdings LP
Title of Security:	EQT GP HOLDINGS LP
Date of First Offering:	05/12/2015
Dollar Amount Purchased:	10,390,167
Number of Shares or Par Value of Bonds Purchased:	384,821
Price Per Unit:	27.00
Resolution Approved:  	Approved at the June 11, 2015 Board Meeting.